UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 550
San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

(408) 944-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	QMCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Waiver to Term Loan Credit Agreement

On February 14, 2024, Quantum Corporation (the “Company”) entered into an amendment and waiver (the “Term Loan Amendment and Waiver”) to the Term Loan Credit and Security Agreement, dated as of August 5, 2021 and subject to the Waiver to Term Loan Credit and Security Agreement, dated as of November 10, 2023 (as the same has been and may be further amended, modified, supplemented, renewed, restated or replaced from time to time, the “Term Loan Credit Agreement”), among the Company, Quantum LTO Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Quantum LTO”), the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent for such lenders.

The Term Loan Amendment and Waiver, among other things, (i) waives certain terms of the Term Loan Credit Agreement, including without limitation, the requirement that the financial statements of the Company and its subsidiaries for the fiscal quarter ended December 31, 2023, and for the fiscal months ended December 31, 2023, January 31, 2024 and February 29, 2024, be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), (ii) amends the Term Loan Credit Agreement such that the total net leverage ratio financial covenant is not tested for the fiscal quarter ended December 31, 2023, (iii) requires the Company to take certain actions and make substantial progress on certain business initiatives by specified dates, (iv) requires the Company to provide certain informational updates and advisor access to the lenders and agent under the Term Loan Credit Agreement and (v) provides for the Company to pay certain fees and expenses to the agent for the benefit of the lenders.

The foregoing description of the Term Loan Amendment and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Amendment and Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment and Waiver to Amended and Restated Revolving Credit Agreement

On February 14, 2024, the Company entered into an amendment and waiver (the “Revolver Amendment and Waiver”) to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 27, 2018 and subject to the Waiver to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2023 (as the same has been and may further be amended, modified, supplemented, renewed, restated or replaced from time to time, the “Revolving Credit Agreement”), among the Company, Quantum LTO, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent and collateral agent for such lenders.

The Revolver Amendment and Waiver, among other things, (i) waives certain terms of the Revolving Credit Agreement, including without limitation, the requirement that the financial statements of the Company and its subsidiaries for the fiscal quarter ended December 31, 2023, and for the fiscal months ended December 31, 2023, January 31, 2024 and February 29, 2024, be prepared in accordance with GAAP, (ii) amends the Revolving Credit Agreement such that the total net leverage ratio financial covenant is not tested for the fiscal quarter ended December 31, 2023 (iii) requires the Company to take certain actions and make substantial progress on certain business initiatives by specified dates, (iv) requires the Company to provide certain informational updates and advisor access to the lenders and agent under the Revolving Credit Agreement and (v) provides for the Company to pay certain fees and expenses to the agent for the benefit of the lenders.

The foregoing description of the Revolver Amendment and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment and Waiver, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment and Waiver to Term Loan Credit and Security Agreement, dated February 14, 2024, by and among the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and Blue Torch Finance LLC, as disbursing agent and collateral agent.

10.2	Eleventh Amendment and Waiver to Amended and Restated Revolving Credit and Security Agreement, dated February 14, 2024, by and among the Company, Quantum LTO Holdings, LLC, the lenders party thereto, and PNC Bank, National Association, as agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024	QUANTUM CORPORATION

	By:	/s/ Brian E. Cabrera
	Name:	Brian E. Cabrera
	Title:	Senior Vice President, Chief Administrative Officer, and Corporate Secretary